Exhibit 99.1

SharpLink Gaming Announces Commencement of Options Trading on Nasdaq

MINNEAPOLIS, June 23, 2025 — SharpLink Gaming, Inc. (Nasdaq: SBET) (“SharpLink” or the “Company”), the largest publicly traded holder of ETH in the world, today announced that the Company’s common stock has been approved for options trading on the Nasdaq Options Market (“Nasdaq”).

Trading in SharpLink’s options commenced on June 18, 2025 under the ticker symbol “SBET” and include a range of standard expiration dates and strike prices. This listing of options is expected to expand investor access and may enhance liquidity in the Company’s shares, providing investors with added flexibility to manage risk, leverage positions and express views on the Company’s future stock performance. SharpLink believes this milestone reflects continued growth in investor interest and confidence in the Company’s long-term strategic outlook.

“We view this approval as a significant achievement that underscores our evolving profile as a trusted Nasdaq-listed company,” stated Rob Phythian, CEO of SharpLink Gaming. “Moreover, we believe the commencement of options trading will enhance our visibility within the investment community, at large, and provide our shareholders with additional tools for managing their investments.”

Options trading on SharpLink will be available through the Options Clearing Corporation (“OCC”), and will be subject to standard rules and regulations established by Nasdaq and the OCC.

About SharpLink Gaming, Inc.

Headquartered in Minneapolis, Minnesota, SharpLink Gaming, Inc. (Nasdaq: SBET) is the world’s largest publicly traded company to adopt Ethereum (ETH) as its primary treasury reserve asset – a move that aligns the Company with the future of digital capital and gives investors direct exposure to the world’s leading smart-contract platform and second largest digital asset.

SharpLink is also reimagining the future of online gaming and sports betting. Backed by a veteran team with deep roots in sports media, gaming and technology, SharpLink is charting a new course – building scalable, secure and transparent solutions that challenge outdated models and bring real innovation to the betting experience. By leveraging smart contracts, DeFi protocols and Web3 infrastructure, SharpLink intends to assume the lead in transforming the multi-billion-dollar iGaming industry into a more dynamic, efficient and equitable ecosystem. Learn more at www.sharplink.com.

Forward-Looking Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and these forward-looking statements are subject to various risks and uncertainties. Such statements include, but are not limited to, the execution of the Company’s treasury strategy and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, fluctuations in the market price of ETH and any associated impairment charges that the Company may incur as a result of a decrease in the market price of ETH below the value at which the Company’s ETH are carried on its balance sheet, changes in the accounting treatment relating to the Company’s ETH holdings, the Company’s ability to achieve profitable operations, government regulation of cryptocurrencies and online betting, changes in securities laws or regulations such as accounting rules as discussed below, customer acceptance of new products and services including our ETH treasury strategy, the demand for its products and its customers’ economic condition, the impact of competitive products and pricing, the lengthy sales cycle, proprietary rights of the Company, changes in applicable laws or regulations, and its competitors, general economic conditions and other risk factors detailed in the Company’s annual report and other filings with the SEC. Under U.S. generally accepted accounting principles, entities are required to measure certain crypto assets at fair value, with changes reflected in net income each reporting period. Changes in the fair value of crypto assets could result in significant fluctuations to the income statement results. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company does not undertake any responsibility to update the forward-looking statements in this press release.

Contact details:

Investor and Media Relations:

IR@sharplink.com